EXHIBIT (4)(b)(ii)

                           PENSION ENDORSEMENT






















                                  ENDORSEMENT



In order to use this contract under the Internal Revenue Code of 1986, as amended, (hereafter referred to as The Code), the following provisions and restrictions are hereby made applicable, notwithstanding any provisions to the contrary contained in the policy.

Non-Transferability

The owner may not change the ownership of the policy and the policy may not be sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to anyone other than The Life Insurance Company of Virginia unless the owner is the trustee of an employee trust qualified under The Code. The purpose of this provision is to qualify the annuity under Section 401(g) of The Code, and it shall be so construed.

Monthly Income Benefit

We will make monthly payments to the annuitant for a guaranteed period. If the annuitant dies before the end of the guaranteed minimum period, the remaining payments will be discounted at the same rate used to calculate the monthly income. The discounted amount will be paid in one sum to the annuitant's estate unless otherwise provided.


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



Optional Payment Plans

We will make payments that do not depend on the sex of the annuitant. New monthly payment rates for the Life Income plan or the Joint Life and Survivor Income plan are contained in this endorsement.

Settlement Age: The settlement age is the payee's age nearest birthday on the date payments begin, minus an age adjustment from the table below. The age adjustment cannot exceed the age of the payee.

-------------------------------------------------------------------------------
Year Payments Begin                                         Age
After           Prior To                                 Adjustment
-------------------------------------------------------------------------------
----          2001                                           0
2000          2026                                           3
2025          2051                                           7
2050          ----                                          10
-------------------------------------------------------------------------------






                           LIFE INCOME PLAN TABLE



Monthly Payment Rates for each $1000 of proceeds
---------------------------------------------------------------------------------------------
Age         10          15         20          Age         10         15          20
            Years       Years      Years                   Years      Years       Years
            Certain     Certain    Certain                 Certain    Certain     Certain
---------------------------------------------------------------------------------------------
20          $2.82       $2.82      $2.82       55          $4.00      $3.96       $3.90
25           2.90        2.89       2.89       56           4.07       4.03        3.96
30           2.99        2.99       2.98       57           4.15       4.10        4.03
35           3.11        3.10       3.10       58           4.23       4.18        4.09
40           3.26        3.25       3.24       59           4.32       4.25        4.16
45           3.45        3.43       3.42       60           4.41       4.34        4.23
50           3.59        3.67       3.64       61           4.51       4.42        4.30
51           3.74        3.72       3.68       62           4.61       4.51        4.37
52           3.80        3.78       3.74       63           4.72       4.61        4.44
53           3.87        3.84       3.79       64           4.83       4.70        4.52
54           3.93        3.90       3.85       65           4.95       4.80        4.59
---------------------------------------------------------------------------------------------
  *Age means Settlement Age


                           LIFE INCOME PLAN TABLE



Monthly Payment Rates for each $1000 of proceeds
--------------------------------------------------------------------------------------------
Age        10          15         20          Age         10          15          20
           Years       Years      Years                   Years       Years       Years
           Certain     Certain    Certain                 Certain     Certain     Certain
--------------------------------------------------------------------------------------------
66         $5.08       $4.91      $4.67       77          $6.96       $6.14       $5.33
67          5.22        5.02       4.74       78           7.16        6.23        5.36
68          5.36        5.13       4.82       79           7.36        6.32        5.39
69          5.51        5.24       4.89       80           7.57        6.40        5.42
70          5.66        5.35       4.96       81           7.77        6.47        5.44
71          5.83        5.47       5.02       82           7.96        6.54        5.46
72          6.00        5.58       5.09       83           8.14        6.60        5.47
73          6.18        5.70       5.15       84           8.32        6.65        5.48
74          6.37        5.81       5.20       85&over      8.48        6.69        5.49
75          6.56        5.93       5.25
76          6.76        6.03       5.29


--------------------------------------------------------------------------------------------
  *Age means Settlement Age



                  JOINT LIFE AND SURVIVOR INCOME PLAN TABLE

Monthly Payment Rates for each $1000 of proceeds
-------------------------------------------------------------------------------------------------------------------------------
Settlement                                       Settlement
Age                                              Age
                  -------------------------------------------------------------------------------------------------------------
                    35             40            45            50           55             60            65             70
-------------------------------------------------------------------------------------------------------------------------------
35                  $2.92          $2.97         $3.00         $3.03        $3.06          $3.07         $3.08          $3.09
40                   2.97           3.03          3.08          3.13         3.17           3.20          3.22           3.23
45                   3.00           3.08          3.16          3.23         3.29           3.34          3.38           3.41
50                   3.03           3.13          3.23          3.33         3.43           3.51          3.57           3.62
55                   3.06           3.17          3.29          3.43         3.56           3.68          3.79           3.87
60                   3.07           3.20          3.34          3.51         3.68           3.86          4.03           4.16
65                   3.08           3.22          3.38          3.57         3.79           4.03          4.27           4.49
70                   3.09           3.23          3.41          3.62         3.87           4.16          4.49           4.83
75                   3.10           3.24          3.42          3.65         3.93           4.27          4.68           5.14
80                   3.10           3.25          3.44          3.67         3.96           4.34          4.81           5.38
85&over              3.11           3.25          3.44          3.68         3.99           4.38          4.89           5.54

-------------------------------------------------------------------------------------------------------------------------------

For the Life Insurance Company of Virginia




                  JOINT LIFE AND SURVIVOR INCOME PLAN TABLE

Monthly Payment Rates for each $1000 of proceeds
--------------------------------------------------------------
Settlement                    Settlement
Age                           Age
                ----------------------------------------------
                      75             80           85&over
--------------------------------------------------------------
35                    $3.10          $3.10        $3.11
40                     3.24           3.25         3.25
45                     3.42           3.44         3.44
50                     3.65           3.67         3.68
55                     3.93           3.96         3.99
60                     4.27           4.34         4.38
65                     4.68           4.81         4.89
70                     5.14           5.38         5.54
75                     5.61           6.02         6.30
80                     6.02           6.63         7.10
85&over                6.30           7.10         7.76

--------------------------------------------------------------

For the Life Insurance Company of Virginia



                           Paul E. Rutledge III
                           President



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